EXHIBIT 99.3

DELPHI CORPORATION

Rights Offerings for
21,680,996 Shares of Common Stock of Reorganized Delphi
at an exercise price of $59.61 per full share
and
41,026,309 Shares of Common Stock of Reorganized Delphi
at an exercise price of $38.39 per full share

Offered Pursuant to Rights Distributed to Record Stockholders of Delphi Corporation and
Eligible Holders (as defined below)

INSTRUCTIONS FOR COMPLETION OF DELPHI CORPORATION RIGHTS CERTIFICATES
CONSULT THE INFORMATION AGENT OR YOUR BANK OR BROKER
AS TO ANY QUESTIONS

The following instructions relate to rights offerings by Delphi Corporation, a Delaware corporation (“Delphi”), prior to its emergence from bankruptcy, of shares of common stock of Delphi to be issued subject to, and upon or shortly after, Delphi’s emergence from bankruptcy (Delphi, following its emergence from bankruptcy, is referred to as “reorganized Delphi”).

The rights offerings are being made to raise a portion of the funds necessary to consummate Delphi’s plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”).

In the rights offerings, Delphi is distributing (i) to each holder of its common stock, at no charge, for each 26 shares of its common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one nontransferable right to purchase one share of common stock of reorganized Delphi at $59.61 in cash per full share (the “par rights”), and (ii) to each Eligible Holder (as defined below), at no charge (except as described below), for each $99.07 of such Eligible Holder’s Eligible Claim (as defined below), one transferable right to purchase one share of common stock of reorganized Delphi at $38.39 in cash per full share (the “discount rights” and, together with the par rights, the “rights”). This is referred to as the “basic subscription privilege.” An “Eligible Holder” means the holder of an Eligible Claim as of 5:00 p.m., New York City time, on January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court, or a transferee receiving such holder’s discount rights. An “Eligible Claim” means (i) a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan, in each case that has been allowed or reconciled by Delphi by the date of commencement of the confirmation hearing with respect to the Plan, and with respect to General Unsecured Claims, as may also be adjusted for cure amounts resulting from certain Bankruptcy Court orders entered on February 27, 2008, or (ii) a General Unsecured Claim that has not been allowed, disallowed or reconciled by the date of commencement of the confirmation hearing with respect to the Plan but that has been provisionally allowed or estimated solely for purposes of participation in the discount rights offering in the respective amounts ordered by the Bankruptcy Court on January 25, 2008, and in certain cases, as may be adjusted for cure amounts resulting from Bankruptcy Court orders entered on February 27, 2008. To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised (the “excess discount rights”), then, in Delphi’s sole discretion, (a) Delphi will be authorized but not required to withhold an amount of common stock of reorganized Delphi (at a value of $59.61 per share) equal to the value of such excess discount rights (at a value of $21.22 per right, which equals the difference between the exercise price of the discount rights and the Plan value of $59.61 per share of common stock) from the ultimate distribution to such Eligible Holder or (b) to the extent the value of such direct grant of common stock of reorganized Delphi is less than the value of the excess discount rights, and Delphi elects to pursue such payment in its sole discretion, such Eligible Holder will be required to remit payment to Delphi in an amount equal to the value of such excess discount rights in excess of the value of the common stock of reorganized Delphi withheld under (a). To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving fewer discount rights than such Eligible

Holder should have received based on the ultimate allowed amount of such claim, no subsequent adjustment will be made in respect of such Eligible Holder’s Eligible Claim.

The rights are evidenced by rights certificates (each, a “Rights Certificate”).

The “record date” is January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

In addition to the basic subscription privilege described above, each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege, to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above. If you make an oversubscription request, you must remit to the Rights Agent the full exercise price for such additional shares of common stock of reorganized Delphi that you are requesting at the time you make the request. To the extent that you request more shares than we are able to allocate to you, we will return to you your exercise payment with respect to the shares we were unable to allocate to you, without interest. There is no oversubscription privilege in the par rights offering.

The rights, the common stock of reorganized Delphi and the Plan are described in Delphi’s Prospectus dated March 10, 2008 (as it may be amended, modified or supplemented from time to time, the “Prospectus”), a copy of which is enclosed with this letter. Capitalized terms used by not defined herein have the meanings set forth in the Prospectus.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least 26 shares of common stock in order to receive one par right. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering.

A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell them or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

A-D Acquisition Holdings LLC, an affiliate of Appaloosa Management, L.P., Harbinger Del-Auto Investment Company, Ltd., which is an affiliate of Harbinger Capital Partners Master Fund I, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC, which is an affiliate of Pardus Special Opportunities Master Fund L.P. (collectively, the “Investors”), have agreed to backstop the discount rights offering, on the terms and subject to the conditions of an Equity Commitment and Purchase Agreement (as it may be amended, modified or supplemented from time to time, the “EPCA”), among Delphi and the Investors, by purchasing from Delphi, at the $38.39 in cash per share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. The backstop commitment of the Investors does not apply to the par rights offering.

The rights expire at 5:00 p.m., New York City time, on March 31, 2008, unless the exercise period is extended. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to their expiration, you will lose any value represented by those rights. You should carefully consider whether to exercise your par rights or exercise or sell your discount rights prior to the expiration of the applicable rights offering. If you decide to exercise any of your rights, you should carefully comply with the exercise procedures set forth in the Prospectus. Additional information about the rights offerings may be found in the Prospectus beginning on page 1 in the section entitled “Questions and Answers About the Rights Offerings.”

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on March 28, 2008. Any transfer of discount rights must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. The par rights are not transferable.

The rights will not be listed on any securities exchange of quoted on any automated quotation system. Delphi intends, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. For more information, please refer to “Transferability of Rights and Listing” below. The par rights will not be transferable and therefore will have no trading market.

Exercising the rights and investing in the common stock of reorganized Delphi involves substantial risks. We urge you to carefully read the “Risk Factors” section in the Prospectus and in Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in the Prospectus in its entirety, before you decide whether or not to exercise your rights.

Even if you exercise rights in the rights offerings, we will only issue shares of common stock of reorganized Delphi for which those rights were exercised if the Plan becomes effective. If the Plan does not become effective, we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described in the Prospectus under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in the Prospectus or at all.

YOUR RIGHTS CERTIFICATES AND PAYMENT OF THE EXERCISE PRICE (INCLUDING ANY PAYMENT FOR ANY EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE IN THE DISCOUNT RIGHTS OFFERINGS) MUST BE RECEIVED BY THE RIGHTS AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

1.	Exercise of Rights

You should read and follow the instructions accompanying your Rights Certificate(s) carefully.

If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the applicable exercise price for your rights must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it.

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, to exercise your rights, you must properly complete and sign your Rights Certificate(s) and deliver your Rights Certificate(s) to Computershare Trust Company, N.A., who is acting as the Rights Agent for the rights offerings. The Rights Agent will not accept a facsimile transmission of your completed Rights Certificate(s). We recommend that you send your Rights Certificate(s) by overnight courier or, if you send your Rights Certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your Rights Certificate(s) must be accompanied by full payment of the applicable exercise price for each share of common stock you wish to purchase. Your payment of the applicable exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights as set forth below under “Payment of Exercise Price.”

2.	Payment of Exercise Price

Your payment of the applicable exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•	certified check drawn upon a U.S. bank payable to the Rights Agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the Rights Agent (only available when the total exercise price is greater than $50,000.00); or

•	wire transfer of immediately available funds to the account maintained by the Rights Agent for the purpose of the rights offering at:

If exercising par rights, please wire	If exercising discount rights, please wire
transfer funds to:	transfer funds to:

Bank of America
ABA # 026009593
DDA # 4426332057
Computershare as Agent for Corporate Actions
Attention: Ken Theva x 2719 / Co #
Delphi Par Value Rights Offering

Further Credit to:
Your Name
Your Computershare Holder ID
Your Computershare Rights Certificate #
Bank of America
ABA # 026009593
DDA # 4426332060
Computershare as Agent for Corporate Actions
Attention: Ken Theva x 2719 / Co # Delphi
Discount Rights Offering

Further Credit to:
Your Name
Your Computershare Holder ID
Your Computershare Rights Certificate #

For wire transfer of funds, please ensure that the wire instructions include the information specified on the Wire Confirmation Form attached as Exhibit A to this letter and send your Rights Certificate(s) via overnight courier to be delivered on the next business day following the day of the wire transfer to the Rights Agent. Please note that you can only wire the funds to the Rights Agent if your total exercise price is greater than $50,000.00. All other wires will be rejected.

Your payment will be considered received by the Rights Agent only upon receipt in the manner set forth above. The Rights Agent will not accept non-certified checks drawn on personal or business accounts. Payments of the applicable exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offerings. See “Extensions, Termination and Amendments” below. No interest will be paid to you on the funds you deposit with the Rights Agent. The Rights Agent will pay to us any interest earned on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Exercise by Lead Plaintiffs

Pursuant to the settlement of the Securities Actions, the lead plaintiffs in the Securities Actions, in lieu of paying the cash exercise price for the discount rights at the time they are exercised, will have the right to exercise discount rights by delivering to us a notice prior to the expiration of the discount rights offering stating that (i) the lead plaintiffs elect to participate in the discount rights offering and (ii) the lead plaintiffs elect to reimburse us, subsequent to the effectiveness of such settlement, the exercise price for the lead plaintiffs’ discount rights on behalf of the securities class (collectively, the “MDL Group”). In the event such notice is timely delivered, the lead plaintiffs will cause to be released and/or transferred to us, subsequent to the effectiveness of the settlement, both (i) the cash proceeds obtained from parties (other than us) to the settlement (which proceeds have already been received and escrowed pursuant to terms of the settlement) up to an amount equal to the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering and (ii) if the amount delivered pursuant to clause (i) does not fully cover the rights offering exercise price for the MDL Group, the cash proceeds from the sale of common stock that the lead plaintiffs are to receive pursuant to the terms of the settlement to cover such shortfall. No member of the MDL Group will receive any common stock underlying the discount rights until we have received the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering.

Delivery of Rights Certificate and Payment

You should deliver your rights certificate(s), payment of the exercise price (unless you decide to wire your payment) and, if you are a resident of or have a principal place of business in Texas, the required certification to Computershare Trust Company, N. A., who is acting as our Rights Agent, by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Computershare Trust Company, N.A	Computershare Trust Company	Computershare Trust Company
Attn: Corporate Actions	Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184	Braintree, MA 02184

You are responsible for the method of delivery of your Rights Certificate(s) and, if applicable, certification and payment of the applicable exercise price. We recommend that you send your Rights Certificate(s) and, if applicable, certification by overnight courier or, if you send your Rights Certificate(s) by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your Rights Certificate(s) and, if applicable, certification and payment to the Rights Agent prior to the expiration of the rights offerings. Payment of the exercise price by wire transfer may be made as provided above under “Payment of Exercise Price.”

Do not send your Rights Certificate(s), certification or exercise price payment to Delphi. Your delivery to an address other than the address set forth above will not constitute valid delivery.

If you have questions about whether your completed Rights Certificate(s), certification or payment has been received, you may call Georgeson Inc., the information agent, at (800) 279-7134.

3.	Calculation of Rights Exercised

If you do not indicate the number of rights being exercised, or you do not forward full payment of the total exercise price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to (i) first, the maximum number of discount rights that may be exercised with the total payment you delivered to the Rights Agent and (ii) then, to the extent that any payment remains, the maximum number of par rights that may be exercised with such remaining payment. If we do not apply your full exercise price payment to your purchase of shares of common stock of reorganized Delphi, we will return the excess amount to you by mail without interest as soon as practicable after the expiration date of the rights offerings.

4.	No Fractional Shares; Divisibility of Rights Certificates

Each par right is exercisable to purchase one full share of common stock of reorganized Delphi, and we will not issue fractional par rights. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi to record holders in the par rights offering.

Each discount right is exercisable to purchase one full share of common stock of reorganized Delphi, and we will issue fractional discount rights. The number of discount rights that you receive will be rounded to the nearest 0.000001, with such adjustments as we may determine in our sole discretion are necessary so that we offer 41,026,309 shares of common stock of reorganized Delphi to Eligible Holders in the discount rights offering. “Pro rata” allocations will be made as close to pro rata as reasonably possible, and, in the case of holders who hold their rights through DTC or a broker, bank or other nominee, in accordance with the procedures of DTC and such broker, bank or other nominee, as applicable. However, fractional shares will not be issued upon the exercise of discount rights, nor will cash be paid in lieu of fractional shares upon the exercise of discount rights. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi.

Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell those discount rights or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you are an Eligible Holder with an Eligible Claim of $1,000,000, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the discount rights offering, you would receive 10,093.87302 discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the discount rights offering, these 10,093.87302 discount rights would entitle you to purchase 10,093 shares of common stock of reorganized Delphi in the discount rights offering. The purchase price for each share of common stock is $38.39 in cash per full share in the discount rights offering pursuant to the basic subscription privilege. Under this example, if you wished to exercise in full your discount rights, you would be required to pay an aggregate cash exercise price of $387,470.27 ($38.39 in cash per full share multiplied by 10,093 whole shares) in the discount rights offering. As to the fractional discount right of 0.87302, however, which represents approximately $86.49 of your Eligible Claim, you will lose any value attributable to such fractional right unless you sell that fractional discount right or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you owned 1,000 shares of common stock, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the par rights offering, you would receive 38 par rights (rounded to the nearest whole number from 38.46, subject to such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. You would not receive a fractional par right to purchase the approximately 0.46 of a share of common stock of reorganized Delphi or any cash in lieu thereof, and therefore will receive no value attributable to such fraction. Because fractional par rights will not be issued in the par rights offering, you would be entitled to purchase 38 whole shares of common stock of reorganized Delphi in the par rights offering. The purchase price for each share of common stock is $59.61 in cash per full share in the par rights offering. Under this example, if you wished to exercise in full your par rights, you would be required to pay an aggregate cash exercise price of $2,265.18 ($59.61 in cash per full share multiplied by 38 whole shares) in the par rights offering. As to this 0.46 fractional par right, however, you will lose any value attributable to such fractional right.

You may request that the Rights Agent divide your rights certificates into transferable parts, for instance, in the case of the discount rights, if you desire to transfer a portion of your discount rights. The par rights are not transferable. The Rights Agent will facilitate subdivisions or transfers of rights certificates only until 5:00 p.m., New York City time, on March 26, 2008, three business days prior to the scheduled March 31, 2008 expiration date.

5.	Exercising a Portion of Your Rights

If you elect to purchase fewer than all of the shares of common stock of reorganized Delphi represented by your Rights Certificate(s), you may obtain Rights Certificate(s) representing your unexercised rights by contacting the Rights Agent at the Rights Agent’s address set forth above under “Delivery of Rights Certificate and Payment.”

6.	Issuance of Common Stock of Reorganized Delphi

If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares as soon as practicable after the effective date of the Plan. We will calculate the number of shares to be issued to each exercising holder as soon as practicable following the expiration of the rights offerings. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws.

Even if you exercise rights in the rights offerings, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in the Prospectus or at all.

7.	Transferability of Rights and Listing

The par rights are not transferable. As a result, you will not be able to sell or trade your par rights, and there will be no trading market for the par rights.

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on March 28, 2008. The discount rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of the Prospectus and documents filed as exhibits to the registration statement of which the Prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the discount rights, if trading in the rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities, and that trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two business days prior to the expiration date of the discount rights offering, such discount rights may be received after they have already expired and will be of no value.

However, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the Rights Agent that the proposed transferee is within one of the specified categories of persons under Texas state securities laws. You should have received a form of certification as part of your Rights Certificate or the other materials accompanying the mailing of the Prospectus. Accordingly, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, please complete this certification and return it to the Rights Agent with your Rights Certificate.

In addition, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to transfer discount rights only if you certify to the Rights Agent that you are within one of specified categories of persons under Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your Rights Certificate or the other materials accompanying the mailing of the Prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to transfer rights, please complete this certification and return it to the Rights Agent with your Rights Certificate.

For further information on these restrictions under Texas state securities laws, see below under “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” and “For Texas Residents Only.”

8.	Signature Guarantee May Be Required

Your signature on your Rights Certificate must be guaranteed by an eligible institution if you are exercising your rights, unless:

•	your Rights Certificate provide(s) that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

In addition, your signature on your Rights Certificate must be guaranteed by an eligible institution if you are withdrawing a previous exercise of your rights, unless:

•	your Rights Certificate provide(s) that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

9.	Withdrawal of Exercise of Rights

Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on March 26, 2008.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, if you choose to withdraw your exercise of rights, you may choose to withdraw, as applicable, only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in the Prospectus.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the applicable withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or the discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in the Prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings and, under such circumstances, the Plan that includes the rights offerings described in the Prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in the Prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest. If we terminate the rights offerings before the rights expire, we expect that the Rights Agent will return to you your exercise payments, without interest, within ten business days from the termination of the offering. In the event the rights offerings expire but we and Investors extend the dealing for effectiveness of the Plan, we may retain your exercise payments for an indefinite amount of time.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Rights Agent prior to the withdrawal deadline at its address set forth above under “Delivery of Rights Certificate and Payment.” Any notice of withdrawal must (1) specify the name of the person who exercised the rights, which exercise is to be withdrawn, (2) specify the number and type of rights (discount rights or par rights) exercised, which exercise is to be withdrawn, and (3) be signed by the holder of the rights in the same manner as the original signature on the rights certificate(s) by which the rights were exercised (including any required signature guarantees). Any rights the exercise of which has been properly withdrawn will be deemed not to have been exercised for purposes of the rights offerings.

Withdrawals of exercised rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights, the exercise of which has been properly withdrawn, will thereafter be deemed not exercised for purposes of the rights offerings, provided that rights may be re-exercised by again following one of the appropriate procedures described in the Prospectus at any time prior to the expiration date of the applicable rights offering.

10.	Determinations Regarding the Exercise or Withdrawal of Exercise of Your Rights

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise or the withdrawal of the exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise or the withdrawal of the exercise of any of your rights because of any defect or irregularity in the exercise or withdrawal, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise or withdrawal of exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the Rights Agent will also not accept your exercise of rights if we and the Rights Agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the Rights Agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate or notice of withdrawal, as the case may be, and neither we nor the Rights Agent will be liable for failure to notify you of any defect or irregularity.

11.	Extensions, Termination and Amendments

We may, in our sole discretion, extend the time for exercising either or both the discount rights and the par rights. If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated Prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date (and the corresponding withdrawal deadline) of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision, including having the opportunity to exercise previously unexercised rights or to withdraw previously exercised rights. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

In addition, although we currently have no intention of terminating the rights offerings, we reserve the right to terminate the rights offerings in our discretion, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. Completion of the rights offerings is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offerings are terminated, the Rights Agent will return as soon as practicable all exercise payments. No interest will be paid to you on the funds you deposit with the Rights Agent.

We also reserve the right to amend or modify the terms of either or both of the rights offerings, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan.

12.	No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your rights. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your rights, you will lose any value inherent in the rights and your percentage ownership interest in us will be diluted.

13.	Questions About Exercising Rights

If you have any questions about or require assistance regarding the procedure for exercising your rights, including the procedure if you have lost your Rights Certificates, have other questions about the rights offerings or would like additional copies of the Prospectus or these Instructions for Completion of the Rights Certificates, please contact Georgeson Inc., who is acting as our information agent, at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call: (212) 440-9800
All Others Call Toll-Free: (800) 279-7134

14.	Rights Agent and Information Agent

We have appointed Computershare Trust Company, N.A. to act as Rights Agent for the rights offerings, and Georgeson Inc. to act as information agent for the rights offerings. We will pay all customary fees and expenses of the Rights Agent and the information agent related to the rights offerings. We also have agreed to indemnify the Rights Agent and the information agent from liabilities that they may incur in connection with the rights offerings.

15.	Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

16.	Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock or securities out of which an Eligible Claim arises, in each case, for the account(s) of others on the record date, you should notify the beneficial owners of the shares or other securities for whom you are the nominee of the rights offerings as soon as possible to learn of their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate(s) and submit them to the Rights Agent with the proper payment. If you hold shares of our common stock or securities out of which an Eligible Claim arises, in each case, for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock or securities out of which an Eligible Claim arises, as applicable, on the record date.

17.	Procedures for DTC Participants

We expect that your exercise of your rights may be effected through the facilities of DTC. If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the Rights Agent, together with certification as to the total number and type of rights you are exercising and the applicable exercise price for each share you are purchasing pursuant to your exercise of rights.

18.	The Hart-Scott-Rodino Antitrust Improvements Act of 1976 Limitations

Under the HSR Act and related rules, certain acquisitions of voting securities may not be completed unless certain notification and waiting period requirements have been satisfied. If, as a result of exercising your rights, you would hold shares of common stock of reorganized Delphi worth more than $63.1 million as of the effective date of the Plan, then you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights. You are encouraged to consult with your counsel regarding the application of the HSR Act to the transactions contemplated hereby.

19.	Shares of Common Stock Outstanding after the Rights Offerings

On the record date for the rights offerings, there were 563,477,461 shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), no exercise of par rights and exercise in full of discount rights and exercise in full of Warrants at the initial exercise price. References to the number of shares are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in the Prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth in the Prospectus under “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,234,418 shares of common stock of reorganized Delphi.

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

20.	Material U.S. Federal Income Tax Consequences of the Rights Offerings

Material United States federal income tax consequences to an Eligible Holder

The material United States federal income tax consequences to an Eligible Holder depend upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” in the Prospectus for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Material United States federal income tax consequences to a holder of our common stock

The material United States federal income tax consequences of the par rights offering to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” in the Prospectus for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

21.	State Securities and Blue Sky Matters

We are not making the rights offerings in any state in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states.

For All Holders Of Discount Rights Who Desire To Transfer Discount Rights To A Resident Of Texas

A holder of discount rights may transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas only if the transferor or the transferee certifies to the Rights Agent that the transferee is one of the specified persons listed in clauses (i) through (v) below under “For Texas Residents Only.”

You should have received a form of certification as part of your Rights Certificate or the other materials accompanying the mailing of the Prospectus. We and the Rights Agent, as applicable, have the discretion to delay or to refuse to effect any transfer of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

For Texas Residents Only:

We have received qualification of the rights offerings from all required state securities commissions, except with respect to the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the Rights Agent that you are one of the following:

(i) an existing security holder of Delphi,

(ii) an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act),

(iii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act),

(iv) a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the rights and the underlying shares of common stock of reorganized Delphi, or

(v) another exempt person under the Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your Rights Certificate or the other materials accompanying the mailing of the Prospectus. See ‘‘Exercise of Rights” and “Transferability of Rights and Listing” above. We and the Rights Agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

For Indiana, Ohio, Pennsylvania, Utah and Texas Residents Only:

We have engaged Georgeson Securities Corporation to assist us in the discount rights offering and the par rights offering as an accommodating broker in Indiana, Ohio, Pennsylvania and Utah, and in the discount rights offering as an accommodating broker in Texas to persons who are entitled to exercise discount rights in Texas. See “For Texas Residents Only” above. In such states, applicable state securities laws require such offerings to be made by a registered broker-dealer. Georgeson Securities Corporation is a registered broker-dealer in all fifty states. Georgeson Securities Corporation is not underwriting the rights offerings, has no obligation to purchase any rights or shares of common stock of reorganized Delphi and is not obligated to find or qualify any purchasers of the rights or the shares of common stock of reorganized Delphi. Georgeson Securities Corporation has not prepared a report or opinion constituting recommendations or advice to us in connection with either of the rights offerings. In addition, Georgeson Securities Corporation has expressed no opinion as to the fairness of the exercise price, the terms or structure of the rights offerings or the prices at which the common stock of reorganized Delphi may trade after issuance. Georgeson Securities Corporation does not make any recommendations as to whether any rights holder should exercise or transfer its rights.

22.	Substitute Form W-9

In general, each holder should provide the Rights Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, a copy of which is included herein. Additional copies of Substitute Form W-9 may be obtained upon request from the Information Agent at the address set forth above or by calling the Information Agent at the telephone number set forth above. Failure to provide the information on the Substitute Form W-9 may subject such holder to a $50.00 penalty for each such failure and to backup withholding tax (currently imposed at a rate of 28%) with respect to payments to certain holders in exchange for their Eligible Claims and/or Delphi common stock pursuant to the Plan and dividends that may be paid by Delphi on shares of common stock purchased upon the exercise of rights. For more information, see “United States Federal Income Tax Considerations” in the Prospectus.

EXHIBIT A

Wire Confirmation Form

If you wish to participate in the rights offerings and your exercise price is greater than $50,000.00 you have the option to send your funds via a wire. Please fill out this form and follow the instructions below to insure you funds are correctly applied to your account. If you do not fill out this form completely it can not be guaranteed that your exercise will be completed. Please note you can only wire the funds to Computershare Trust Company, N.A., if your total exercise price is greater than $50,000.00. All other wires will be rejected. When sending the wire to Computershare you must instruct your bank to reference your full name (as it appears on your rights card), Computershare Holder ID, Computershare Rights Certificate # as it appears on the bottom of you rights card and a contact at your bank, including a phone number, in the further credit section of your wire. If you are eligible please follow the following steps.

1.  Send your wire.

2.  Complete the information below.

3.	Enclose this document with your Rights Certificates and Texas State Certification Form, if applicable, and return it to Computershare Trust Company, N.A., by the expiration date.

Wire Instructions:

If exercising par rights, please wire	If exercising discount rights, please wire
transfer funds to:	transfer of funds to:

Bank of America
ABA # 026009593
DDA # 4426332057
Computershare as Agent for Corporate Actions
Attention: Ken Theva x 2719 / Co #
Delphi Par Value Rights Offering

Further Credit to:
Your Name
Your Computershare Holder ID
Your Computershare Rights Certificate #
Bank of America
ABA # 026009593
DDA # 4426332060
Computershare as Agent for Corporate Actions
Attention: Ken Theva x 2719 / Co # Delphi
Discount Rights Offering

Further Credit to:
Your Name
Your Computershare Holder ID
Your Computershare Rights Certificate #

Name	Holder ID	Rights Cert #

Date wire sent	Amount of wire	Bank Contact

IMPORTANT UNITED STATES FEDERAL INCOME TAX INFORMATION

Under United States federal income tax laws, payments to certain holders in exchange for their Eligible Claims and/or Delphi common stock pursuant to the Plan (“Plan Payments”) and dividend payments that may be made by Delphi with respect to a holder’s Common Stock generally will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) timely furnishes the payer with its correct taxpayer identification number (“TIN”), certifies under penalties of perjury that the number provided is correct and provides certain other certifications. Each holder that wants to avoid backup withholding must, unless an exemption applies, provide the Rights Agent with such holder’s correct TIN (or a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Such IRS Form W-8BEN (or other applicable form) may be obtained from the Information Agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently imposed at a 30% rate (or, at a lower rate if provided by an applicable tax treaty). Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding requirements.

If backup withholding applies, the payer will be required to withhold (currently at a 28% rate) on certain Plan Payments and any dividend payments made to a holder that exercises rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the United States federal income tax liability of the holder subject to backup withholding, provided that the required information is timely provided to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained.

To avoid backup withholding, a holder is required to timely provide the Rights Agent with such holder’s correct TIN. If such holder is an individual, the TIN is generally the holder’s social security number. For most entities, the TIN is the entity’s employer identification number. If the rights are held in more than one name or are not held in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidelines on which TIN to report. If the Rights Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your correct TIN to the Rights Agent within 60 calendar days, backup withholding will begin and will continue until you furnish your correct TIN to the Rights Agent and any other applicable payer. Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Name (as shown on your U.S. federal income tax return)

Business Name, if different from above

Check appropriate box:
☐ Individual/Sole proprietor  ☐ Corporation  ☐ Partnership  ☐ Other
(Number and Street):
(City, State and Zip Code):

Part 1 — Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.” See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions.	Social Security NumberOR Employer Identification Number

Part 2 — For Payees Exempt from Backup Withholding — Check the box if you are NOT subject to backup withholding. ☐

Part 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. citizen or U.S. person (including a U.S. resident alien).

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item 2. If you are exempt from backup withholding, check the box in Part 2.

SIGNATURE DATE

NOTE:  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR”
IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Rights Agent, 28% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the IRS as backup withholding.

SIGNATURE        DATE

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

Give the name and
	Give the name and		EMPLOYER
	SOCIAL SECURITY		IDENTIFICATION
For this type of account:	number of —	For this type of account:	number of —

1. Individual account	The individual	6. A valid trust, estate, or pension trust	The legal entity (4)
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporate or LLC electing corporate status on Form 8832	The corporation
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Disregarded entity not owned by an individual	The owner
4. a. A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)	9. Partnership or multi-member LLC	The partnership
b. Any “trust” account that is not a legal or valid trust under state law	The actual owner(1)	10. Association, club, religious, charitable, educational or other tax-exempt organization	The organization
5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)	11. A broker or registered nominee	The broker or nominee
		12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the individual name of the owner. If the owner does not have an employer identification number, furnish the owner’s social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust (do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title). NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How to Get a TIN

To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov/. You may also get this form by calling 1-800-772-1213. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (“EIN”). Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.

If you do not have a TIN, write “Applied For” in Part 1, sign and date the form in the two spaces indicated, and return it to the Rights Agent. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 calendar days to get a TIN and give it to the Rights Agent. If the Rights Agent does not receive your TIN within 60 calendar days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note:  Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and return it to the Rights Agent.

Payees Exempt from Backup Withholding

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note:  If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. If you are exempt, enter your correct TIN in Part 1, check the box in Part 2, and sign and date the form.

Exempt Payees

Backup withholding is not required on any payments made to the following payees:

(1)	An organization exempt from tax under section 501(a), any individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

(2)  The United States or any of its agencies or instrumentalities,

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

(4)  A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

(5)  An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

(6)  A corporation,

(7)  A foreign central bank of issue,

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

(9)  A futures commission merchant registered with the Commodity Futures Trading Commission,

(10) A real estate investment trust,

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940,

(12) A common trust fund operated by a bank under section 584(a),

(13) A financial institution,

(14) A middleman known in the investment community as a nominee or custodian, or

(15) A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE RIGHTS AGENT, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE RIGHTS AGENT.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

Privacy Act Notice. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. The penalties described below may also apply.

Penalties

Failure to Furnish TIN.  If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.  If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

Texas State Certification Form

This certification must be completed if either (i) you desire to exercise or transfer Discount Rights and you are a resident of, or have your principal place of business in, the State of Texas, or (ii) you desire to transfer Discount Rights to a resident of, or a person that has its principal place of business in, the State of Texas.

The undersigned* hereby certifies that the undersigned is (please check all of the following that apply) (Before completing, please see Instruction below):

☐	an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act);

☐	a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act);

☐	a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the discount rights or the shares of common stock of reorganized Delphi issuable upon the exercise of discount rights;

☐	an existing security holder of Delphi; or

☐	within another category of exempt persons under Texas state securities laws (please describe):

If none of the above apply, please contact Georgeson Inc. at (800) 279-7134.

Please be aware that, we and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of Discount Rights, and to delay or to refuse to effect any transfer of Discount Rights, if we deem it necessary to comply with Texas state securities or blue sky laws.

Signature (see Instructions below)

Print Name

Date:  , 2008.

Instruction:

If (i), you must complete and sign this certification as a condition to your exercise or transfer of Discount Rights. If (ii), you or your proposed transferee must complete and sign this certification as a condition to your transfer of Discount Rights.